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                                                                    EXHIBIT 12.1

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges

                         Six Months Ended July 1, 2000

                                  (Unaudited)




                                                                              Ratio of
                                                                             Earnings to
(Dollar amounts in millions)                                                Fixed Charges
                                                                        -------------------
Net earnings                                                                    $341
Provision for income taxes                                                       204
Minority Interest                                                                  2
                                                                        -------------------

Earnings before income taxes and minority interest                               547
                                                                        -------------------
Fixed charges:
 Interest                                                                         62
 Interest portion of net rentals                                                  20
                                                                        -------------------

Total fixed charges                                                               82
                                                                        -------------------

Less interest capitalized, net of amortization                                   ---
                                                                        -------------------
Earnings before income taxes and minority interest, plus fixed
 charges                                                                        $629
                                                                        ===================

Ratio of earnings to fixed charges                                               7.7
                                                                        ===================



For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.